Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Sector Rotation Fund and to the use of our report dated November 18, 2025 on the financial statements and financial highlights of Sector Rotation Fund, a series of Starboard Investors Trust.   Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

Philadelphia, Pennsylvania
January 28, 2026